UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
 Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
 Date of Report (Date of earliest event reported): April 1, 2019
 BRIDGEPOINT EDUCATION, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34272	59-3551629
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8620 Spectrum Center Blvd. San Diego, California	92123
(Address of principal executive offices)	(Zip Code)
 (858) 668-2586
(Registrant’s telephone number, including area code)
 None
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
 ☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 ☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 ☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 ☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.           ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.
On March 12, 2019, Bridgepoint Education, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Reorganization (the “Merger Agreement”) to acquire Fullstack Academy, Inc. (“Fullstack”), a Delaware corporation (the “Acquisition”). The Acquisition was completed on April 1, 2019.
On the terms and subject to the conditions set forth in the Merger Agreement, (i) at the closing of the Acquisition, the equityholders of Fullstack received consideration consisting of $17,500,000 in cash, less purchase price adjustments of approximately $1,063,144 (the “Closing Cash Consideration”), and an aggregate of approximately 2,443,260 shares of common stock of the Company (“Company Common Stock”), par value $0.01 per share (the “Closing Stock Consideration” and together with the Closing Cash Consideration, the “Closing Consideration”), subject to escrow adjustments, and (ii) if, as and when payable under the Merger Agreement, the equityholders will be entitled to receive up to 2,250,000 shares of Company Common Stock (the “Contingent Consideration” and together with the Closing Consideration, the “Merger Consideration”). The Contingent Consideration will become issuable, subject to the terms and conditions of the Merger Agreement, upon the final determination of the achievement of certain employee retention, revenue and performance milestones in 2019 and 2020. The Merger Consideration is payable in a mix of cash and shares of Company Common Stock, with (i) holders of Fullstack capital stock and other rights to acquire or receive capital stock of Fullstack (“Fullstack Securityholders”) who are not accredited investors receiving 100% of their consideration in cash and (ii) Fullstack Securityholders who are accredited investors receiving their consideration in a mix of cash and shares of Company Common Stock.
Subject to the terms and conditions of the Merger Agreement, the Closing Cash Consideration is subject to customary adjustments following the closing of the Acquisition, including a working capital adjustment to the extent such amount is greater or less than the estimated net working capital amount determined at the closing of the Acquisition.
A copy of the Merger Agreement will be filed as an exhibit to the Company's next quarterly filing on Form 10-Q. The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is incorporated herein by reference.
On March 12, 2019, the Company issued a press release announcing the entry into the Merger Agreement. A copy of the press release was filed as an exhibit to the Company’s Current Report on Form 8-K dated March 12, 2019, and, to the extent relating to the closing of the Acquisition, is incorporated herein by reference. The press release should be read in conjunction with the note regarding forward-looking statements, which is included in the text of the press release.
Item 3.02 Unregistered Sales of Equity Securities.
The shares of Company Common Stock issued in the Acquisition described in Item 2.01 were issued pursuant to an exemption from registration provided by the Securities Act of 1933, as amended, and Rule 501 of Regulation D promulgated thereunder.

SIGNATURES
 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 1, 2019		Bridgepoint Education, Inc.

	By:	/s/ Diane L. Thompson
Name: Diane L. Thompson
Title: Executive Vice President, Secretary and General Counsel